UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2003

CMGI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square

Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 684-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.

On April 2, 2003, uBid, Inc. (“uBid”), a wholly-owned operating company of CMGI, Inc. (“CMGI”), sold substantially all of its assets (the “Asset Sale”) to Takumi Interactive, Inc. (“Takumi”), pursuant to the terms of an asset purchase agreement dated as of April 2, 2003 by and among Takumi, CMGI and uBid. In consideration of the Asset Sale, Takumi paid uBid (i) $1,612,500 in cash at closing, (ii) a promissory note in the aggregate principal amount of $2,000,000, bearing interest at the Prime rate plus 1.50%, payable in two equal installments on the first and second anniversaries of the closing, and (iii) a warrant to purchase nonvoting common stock of Takumi constituting 5% of the outstanding common stock of Takumi on the consummation of the Asset Sale (calculated on a fully-diluted, as-converted basis). In addition, Takumi agreed to assume certain liabilities of uBid. The amount of consideration was determined as a result of arms’-length negotiations between the parties.

A copy of the press release relating to the Asset Sale is filed as an exhibit to this report.

Item 7.    Exhibits.

(b)	Pro Forma Financial Information.

The required pro forma financial information is filed as an exhibit to this report and is incorporated by reference herein.

(c)	Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, INC.

Date: April 16, 2003	By:	/s/ THOMAS OBERDORF
Thomas Oberdorf Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 3, 2003.
99.2	Unaudited pro forma condensed financial information of CMGI, Inc.

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